                                                                      Exhibit 21

                           Subsidiaries of Registrant

PIMCO Advisors L.P., a Delaware limited partnership
Cadence Capital Management, a Delaware general partnership
Cadence Capital Management Inc., a Delaware corporation
225 Liberty Street Advisers, L.P., a Delaware limited partnership
NFJ Investment Group, a Delaware general partnership
NFJ Management Inc., a Delaware corporation
Oppenheimer Capital, a Delaware general partnership
Oppenheimer Group Inc., a Delaware corporation
Opcap Advisors, a Delaware general partnership
OCC Distributors, a New York company
Pacific Investment Management Company, a Delaware general partnership
PIMCO Management Inc., a Delaware corporation
Parametric Portfolio Associates, a Delaware general partnership
Parametric Management Inc., a Delaware corporation
PIMCO Funds Distributors LLC, a Delaware limited liability company
PIMCO Funds Advertising Agency Co., a Delaware corporation
PIMCO Global Advisors LLC, a Delaware limited liability company
PIMCO Australia Pty Ltd., a Australian Proprietary company
PIMCO Europe Limited, a British company
PIMCO Global Advisors (Ireland), Ltd., an Irish company
PIMCO Japan Limited, a British Virgin Islands company
PIMCO Global Advisors (Resources) Limited, a Cayman Islands Exempted company PIMCO Asia Pte Ltd., a Singapore limited company
StocksPLUS, L.P., a Delaware limited partnership
StocksPLUS Management Inc., a Delaware corporation
StocksPLUS Sub-Fund B, LLC, a California limited liability company
Value Advisors LLC, a Delaware limited liability company